Exhibit 99.2

Investor Update	Issue Date: October 25, 2012

This investor update provides forward-looking information about United Continental Holdings, Inc. (the “Company” or “UAL”) for fourth quarter and full year 2012.

Capacity

The Company estimates its fourth quarter 2012 consolidated system available seat miles (ASMs) to decrease between 2.2% and 3.2% as compared to the same period in the prior year. The Company estimates its fourth quarter 2012 consolidated domestic ASMs to decrease between 2.3% and 3.3% and consolidated international ASMs to decrease between 2.0% and 3.0% year-over-year. For the full year, the Company estimates its consolidated system ASMs to decrease between 1.0% and 1.2% year-over-year.

Non-Fuel Expense Guidance

The Company expects fourth quarter consolidated cost per ASM (CASM), excluding profit sharing, third-party business expense, fuel, certain accounting charges and integration-related expenses, to increase 3.5% to 4.5% year-over-year. For the full year, the Company expects CASM, excluding profit sharing, third-party business expense, fuel, certain accounting charges and integration-related expenses, to increase 2.7% to 2.9% year-over-year.

The Company expects to record approximately $70 million of third-party business expenses in the fourth quarter and $250 million in 2012. Corresponding third-party business revenue associated with these activities is recorded in other revenue.

Fuel Expense

The Company estimates its consolidated fuel price, including the impact of cash-settled hedges, to be $3.31 per gallon for the fourth quarter and $3.28 for the full year based on the forward curve as of October 23, 2012.

Non-Operating Expense

The Company estimates fourth quarter non-operating expense to be between $175 million and $195 million. For the full year, the Company estimates non-operating expense to be between $770 million and $790 million. Non-operating expense includes interest expense, capitalized interest, interest income and other non-operating income/expense.

Profit Sharing and Stock-Based Compensation

The Company pays 15% of total GAAP pre-tax profits, excluding special items and stock compensation program expense, as profit sharing to employees when pre-tax profit, excluding special items, profit sharing expense and stock compensation program expense, exceeds $10 million. Stock compensation expense for the purposes of the profit sharing calculation is estimated to be $10 million in the fourth quarter of 2012 and $47 million for the full year.

Capital Expenditures and Scheduled Debt and Capital Lease Payments

In the fourth quarter, the Company expects approximately $935 million of gross capital expenditures and $375 million of net capital expenditures, excluding net purchase deposit refunds of $129 million. For the full year, excluding $125 million of net purchase deposits paid, the Company expects approximately $2.25 billion of gross capital expenditures and $1.15 billion net capital expenditures.

Scheduled debt and capital lease payments amount to $0.3 billion for the fourth quarter and $1.3 billion for the full year.

Pension Expense and Contributions

The Company estimates that its pension expense will be approximately $160 million for 2012. This amount excludes non-cash settlement charges related to lump-sum distributions. The Company made $51 million of cash contributions to its tax-qualified defined benefit pension plans in September 2012 and $41 million of cash contributions in October 2012 for a total of $208 million in year-to-date contributions. The Company has exceeded its minimum tax-qualified pension funding requirement for the calendar year 2012 and does not expect additional funding in 2012.

Taxes

The Company currently expects to record minimal cash income taxes in 2012.

Advance Booked Seat Factor (Percentage of Available Seats that are Sold)

Compared to the same period last year, for the next six weeks, mainline domestic advance booked seat factor is up 1.6 points, mainline international advance booked seat factor is up 0.7 points, mainline Atlantic advance booked seat factor is down 3.4 points, mainline Pacific advance booked seat factor is up 1.8 points and mainline Latin America advance booked seat factor is up 4.2 points. Regional advance booked seat factor is up 2.6 points.

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Company Outlook

Fourth Quarter and Full Year 2012 Operational Outlook

	Estimated 4Q 2012	Year-Over-Year % Change Higher/(Lower)	Estimated FY 2012	Year-Over-Year % Change Higher/(Lower)
Capacity (Million ASMs)
Mainline Capacity
Domestic	26,026 - 26,296	(3.8%) - (2.8%)	109,282 - 109,561	(2.2%) - (1.9%)
Atlantic	10,811 - 10,925	(4.9%) - (3.9%)	47,692 - 47,815	(3.0%) - (2.8%)
Pacific	9,429 - 9,524	(1.4%) - (0.4%)	39,258 - 39,354	2.7% - 3.0%
Latin America	4,638 - 4,684	(0.6%) - 0.4%	20,614 - 20,665	1.5% - 1.8%
Total Mainline Capacity	50,904 - 51,429	(3.3%) - (2.3%)	216,846 - 217,395	(1.2%) - (0.9%)
Regional[1]	7,883 - 7,966	(2.4%) - (1.4%)	32,626 - 32,710	(1.4%) - (1.2%)
Consolidated Capacity
Domestic	33,597 - 33,945	(3.3%) - (2.3%)	140,339 - 140,698	(2.0%) - (1.8%)
International	25,190 - 25,450	(3.0%) - (2.0%)	109,133 - 109,407	(0.1%) - 0.1%
Total Consolidated Capacity	58,787 - 59,395	(3.2%) - (2.2%)	249,472 - 250,105	(1.2%) - (1.0%)

Traffic (Million RPMs)
Mainline Traffic
Domestic
Atlantic
Pacific
Latin America	Traffic guidance to be provided at a future date
Total Mainline System Traffic
Regional System Traffic[1]
Consolidated System Traffic
Domestic System
International System
Total Consolidated System Traffic

Load Factor
Mainline Load Factor
Domestic
Atlantic
Pacific
Latin America	Load factor guidance to be provided at a future date
Total Mainline Load Factor
Regional Load Factor[1]
Consolidated Load Factor
Domestic
International
Total Consolidated Load Factor

1.	Regional results reflect flights operated under capacity purchase agreements and flights operated as part of our joint venture with Aer Lingus.

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Company Outlook

Fourth Quarter 2012 Financial Outlook

	Estimated 4Q 2012	Year-Over-Year % Change Higher/(Lower)	Estimated FY 2012	Year-Over-Year % Change Higher/(Lower)
Revenue (¢/ASM, except Cargo and Other Revenue)
Mainline Passenger Unit Revenue
Regional Passenger Unit Revenue
Consolidated Passenger Unit Revenue	Revenue guidance to be provided at a future date
Cargo and Other Revenue ($B)

Operating Expense[1] (¢/ASM)
Mainline Unit Cost Excluding Profit Sharing & Third-Party Business Expense	13.76 - 13.84	3.8% - 4.5%	13.25-13.27	4.7% - 4.9%
Consolidated Unit Cost Excluding Profit Sharing & Third-Party Business Expense	14.65 - 14.74	4.1% - 4.7%	14.17-14.19	4.6% - 4.8%

Non-Fuel Expense[1] (¢/ASM)
Mainline Unit Cost Excluding Profit Sharing, Fuel & Third-Party Business Expense	8.73 - 8.81	3.0% - 4.0%	8.29-8.31	2.0% - 2.3%
Consolidated Unit Cost Excluding Profit Sharing, Fuel & Third-Party Business Expense	9.28 - 9.37	3.5% - 4.5%	8.87-8.89	2.7% - 2.9%

Third-Party Business Expense ($M)	$70		$250

Select Expense Measures ($M)
Aircraft Rent	$250		$1,000
Depreciation and Amortization	$390		$1,530

Fuel Expense
Mainline Fuel Consumption (Million Gallons)	780		3,290
Consolidated Fuel Consumption (Million Gallons)	960		4,030
Consolidated Fuel Price Excluding Hedges	$3.28 / Gallon		$3.25 / Gallon
Consolidated Fuel Price Including Cash Settled Hedges	$3.31 / Gallon		$3.28 / Gallon

Non-Operating Expense ($M)	$175 - $195		$770 - $790

Income Taxes
Income Tax Rate	0%		0%

Capital Expenditures ($M)
Gross Capital Expenditures ex Purchase Deposits	$935		$2,250
Net Capital Expenditures ex Purchase Deposits	$375		$1,150
Net Purchase Deposits Paid / (Refunded)	($129)		$125

Debt and Capital Lease Obligations ($B)
Scheduled Debt & Capital Lease Obligations	$0.3		$1.3

1.	Excludes special charges.

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Company Outlook

Fuel Hedge Positions by Quarter

As of October 16, 2012, the Company had hedged approximately 29% of its expected first half of 2013 consolidated fuel consumption; further details are as follows:

			4Q 2012		1Q 2013		2Q 2013
			% of Expected Consumption	Weighted Average Strike Price	% of Expected Consumption	Weighted Average Strike Price	% of Expected Consumption	Weighted Average Strike Price
Brent Crude 3-Way[1]	($/bbl	)	—		—		3%	90 113 128
Heating Oil 3-Way[1]	($/gal	)	—		10%	2.60 2.91 3.25	13%	2.64 2.97 3.28
Brent Crude Collar	($/bbl	)	14%	81 116	21%	90 134	3%	87 132
Heating Oil Collar	($/gal	)	20%	2.80 3.56	4%	2.67 3.02	2%	2.50 2.90
Diesel Fuel Call Option	($/gal	)	1%	3.25	—		—
Diesel Fuel Collar	($/gal	)	8%	2.45 3.28	2%	2.75 3.76	—

Total			43%		37%		21%

1.	Weighted average strike prices for 3-way hedge positions from left to right represent floor, cap and cap limit.

Fuel Price Sensitivity

The table below outlines the Company’s estimated settled hedge impacts at various Brent crude price points based on the hedge portfolio as of October 16, 2012.

Brent Fuel Scenarios*	Cash Settled Hedge Impact	1Q12	2Q12	3Q12	4Q12	FY12
		actual	actual	actual	forecast	forecast
$155 per Barrel	Fuel Price Excluding Hedge** ($/gal)	$3.31	$3.26	$3.15	$4.33	$3.50
	Increase/(Decrease) to Fuel Expense ($/gal)	$0.03	$0.04	0.04	(0.29)	($0.04)
$145 per Barrel	Fuel Price Excluding Hedge** ($/gal)	$3.31	$3.26	$3.15	$4.09	$3.44
	Increase/(Decrease) to Fuel Expense ($/gal)	$0.03	$0.04	0.04	(0.19)	($0.02)
$135 per Barrel	Fuel Price Excluding Hedge** ($/gal)	$3.31	$3.26	$3.15	$3.85	$3.38
	Increase/(Decrease) to Fuel Expense ($/gal)	$0.03	$0.04	0.04	(0.10)	$0.00
$125 per Barrel	Fuel Price Excluding Hedge** ($/gal)	$3.31	$3.26	$3.15	$3.61	$3.33
	Increase/(Decrease) to Fuel Expense ($/gal)	$0.03	$0.04	0.04	(0.01)	$0.03
$115.07 per Barrel	Fuel Price Excluding Hedge** ($/gal)	$3.31	$3.26	$3.15	$3.38	$3.27
	Increase/(Decrease) to Fuel Expense ($/gal)	$0.03	$0.04	0.04	0.03	$0.03
$105 per Barrel	Fuel Price Excluding Hedge** ($/gal)	$3.31	$3.26	$3.15	$3.14	$3.21
	Increase/(Decrease) to Fuel Expense ($/gal)	$0.03	$0.04	0.04	0.04	$0.04
$95 per Barrel	Fuel Price Excluding Hedge** ($/gal)	$3.31	$3.26	$3.15	$2.90	$3.16
	Increase/(Decrease) to Fuel Expense ($/gal)	$0.03	$0.04	0.04	0.04	$0.04
$85 per Barrel	Fuel Price Excluding Hedge** ($/gal)	$3.31	$3.26	$3.15	$2.66	$3.10
	Increase/(Decrease) to Fuel Expense ($/gal)	$0.03	$0.04	0.04	0.09	$0.05
$75 per Barrel	Fuel Price Excluding Hedge** ($/gal)	$3.31	$3.26	$3.15	$2.42	$3.04
	Increase/(Decrease) to Fuel Expense ($/gal)	$0.03	$0.04	0.04	0.19	$0.07
$65 per Barrel	Fuel Price Excluding Hedge** ($/gal)	$3.31	$3.26	$3.15	$2.19	$2.99
	Increase/(Decrease) to Fuel Expense ($/gal)	$0.03	$0.04	0.04	0.28	$0.09

*	Projected fuel scenarios represent hypothetical fuel curves parallel to the baseline October 16, 2012 curve and are meant to illustrate the behavior of our fuel hedge portfolio at different commodity price points.
**	Fuel price per gallon excluding hedge impacts, but including taxes and transportation costs.

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Company Outlook

Fleet Plan

As of October 25, 2012, the Company’s fleet plan is as follows:

	Mainline Aircraft in Scheduled Service
	YE 2011	1Q Δ	2Q Δ	3Q Δ	4Q Δ	YE2012	FY Δ
B747-400	23	—	—	—	—	23	—
B777-200	74	—	—	—	—	74	—
B787-8	—	—	—	1	3	4	4
B767-200/300/400	59	—	(3)	—	(2)	54	(5)
B757-200/300	155	—	—	(1)	(1)	153	(2)
B737-500/700/800/900	238	(4)	5	(1)	—	238	—
A319/A320	152	—	—	—	—	152	—

Total Mainline Aircraft	701	(4)	2	(1)	—	698	(3)

	Regional Aircraft in Scheduled Service
	YE 2011	1Q Δ	2Q Δ	3Q Δ	4Q Δ	YE2012	FY Δ
Q400	30	—	(8)	(16)	9	15	(15)
Q300	5	—	—	—	—	5	—
Q200	16	—	—	—	—	16	—
Saab340	—	26	(17)	(9)	—	—	—
ERJ-145	263	(3)	2	8	—	270	7
ERJ-135	—	—	7	—	—	7	7
CRJ200	79	(4)	—	—	—	75	(4)
CRJ700	115	—	—	—	—	115	—
EMB 120	9	—	—	—	—	9	—
EMB 170	38	—	—	—	—	38	—

Total Regional Aircraft	555	19	(16)	(17)	9	550	(5)

Share Count

These share count charts are based upon several assumptions including market stock price and number of shares outstanding. The number of shares used in the actual earnings per share calculation will likely be different from those set forth below.

	4Q 2012
	(Estimated)
	Basic Share Count	Diluted Share Count	Interest Add-back
Net Income	(in millions)	(in millions)	(in $ millions)
Less than or equal to $0	331	331	$—
$1 million—$36 million	331	332	—
$37 million—$62 million	331	372	4
$63 million—$111 million	331	384	7
$112 million—$299 million	331	389	8
$300 million or greater	331	393	11

	Full Year 2012
	(Estimated)
	Basic Share Count	Diluted Share Count	Interest Add-back
Net Income	(in millions)	(in millions)	(in $ millions)
Less than or equal to $0	331	331	$—
$1 million—$145 million	331	332	—
$146 million—$248 million	331	372	17
$249 million—$447 million	331	384	26
$448 million—$1.248 billion	331	389	32
$1.249 billion or greater	331	393	46

Non-GAAP to GAAP Reconciliations

Pursuant to SEC Regulation G, the Company has included the following reconciliation of reported non-GAAP financial measures to comparable financial measures reported on a GAAP basis. The Company believes that excluding fuel costs and certain other charges from some measures is useful to investors because it provides an additional measure of management’s performance excluding the effects of a significant cost item over which management has limited influence, and the effects of certain other charges that would otherwise make analysis of the Company’s operating performance more difficult.

	Estimated 4Q 2012		Estimated FY 2012
Mainline Unit Cost (¢/ASM)	Low	High	Low	High
Mainline CASM Excluding Profit Sharing	13.90	13.98	13.37	13.39
Special Charges (a)	—	—	—	—

Mainline CASM Excluding Profit Sharing & Special Charges (b)	13.90	13.98	13.37	13.39
Less: Third-Party Business Expense	0.14	0.14	0.12	0.12

Mainline CASM Excluding Profit Sharing, Third-Party Business Expense & Special Charges (b)	13.76	13.84	13.25	13.27
Less: Fuel Expense (c)	5.03	5.03	4.96	4.96

Mainline CASM Excluding Profit Sharing, Third-Party Business Expense, Fuel & Special Charges (b)	8.73	8.81	8.29	8.31

Consolidated Unit Cost (¢/ASM)	Low	High	Low	High
Consolidated CASM Excluding Profit Sharing	14.77	14.86	14.27	14.29
Special Charges (a)	—	—	—	—

Consolidated CASM Excluding Profit Sharing & Special Charges (b)	14.77	14.86	14.27	14.29
Less: Third-Party Business Expense	0.12	0.12	0.10	0.10

Consolidated CASM Excluding Profit Sharing, Third-Party Business Expense & Special Charges (b)	14.65	14.74	14.17	14.19
Less: Fuel Expense (c)	5.37	5.37	5.30	5.30

Consolidated CASM Excluding Profit Sharing, Third-Party Business Expense, Fuel & Special Charges (b)	9.28	9.37	8.87	8.89

(a)	Operating expense per ASM – CASM excludes special charges, the impact of certain primarily non-cash impairment, severance and other similar accounting charges. While the Company anticipates that it will record such special charges throughout the year and may record profit sharing, at this time the Company is unable to provide an estimate of these charges with reasonable certainty.
(b)	These financial measures provide management and investors the ability to measure and monitor the Company’s performance on a consistent basis.
(c)	Both the cost and availability of fuel are subject to many economic and political factors and are therefore beyond the Company’s control.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

Certain statements included in this investor update are forward-looking and thus reflect our current expectations and beliefs with respect to certain current and future events and financial performance. Such forward-looking statements are and will be subject to many risks and uncertainties relating to our operations and business environment that may cause actual results to differ materially from any future results expressed or implied in such forward-looking statements. Words such as “expects,” “will,” “plans,” “anticipates,” “indicates,” “believes,” “forecast,” “guidance,” “outlook” and similar expressions are intended to identify forward-looking statements. Additionally, forward-looking statements include statements which do not relate solely to historical facts, such as statements which identify uncertainties or trends, discuss the possible future effects of current known trends or uncertainties, or which indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed or assured. All forward-looking statements in this investor update are based upon information available to us on the date of this investor update. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, except as required by applicable law. Our actual results could differ materially from these forward-looking statements due to numerous factors including, without limitation, the following: our ability to comply with the terms of our various financing arrangements; the costs and availability of financing; our ability to maintain adequate liquidity; our ability to execute our operational plans; our ability to control our costs, including realizing benefits from our resource optimization efforts, cost reduction initiatives and fleet replacement programs; our ability to utilize our net operating losses; our ability to attract and retain customers; demand for transportation in the markets in which we operate; an outbreak of a disease that affects travel demand or travel behavior; demand for travel and the impact that global economic conditions have on customer travel patterns; excessive taxation and the inability to offset future taxable income; general economic conditions (including interest rates, foreign currency exchange rates, investment or credit market conditions, crude oil prices, costs of aviation fuel and energy refining capacity in relevant markets); our ability to cost-effectively hedge against increases in the price of aviation fuel; any potential realized or unrealized gains or losses related to fuel or currency hedging programs; the effects of any hostilities, act of war or terrorist attack; the ability of other air carriers with whom we have alliances or partnerships to provide the services contemplated by the respective arrangements with such carriers; the costs and availability of aviation and other insurance; the costs associated with security measures and practices; industry consolidation or changes in airline alliances; competitive pressures on pricing and on demand; our capacity decisions and the capacity decisions of our competitors; U.S. or foreign governmental legislation, regulation and other actions (including open skies agreements and environmental regulations); labor costs; our ability to maintain satisfactory labor relations and the results of the collective bargaining agreement process with our union groups; any disruptions to operations due to any potential actions by our labor groups; weather conditions; the possibility that expected merger synergies will not be realized or will not be realized within the expected time period; and other risks and uncertainties set forth under Item 1A., Risk Factors of our Annual Report on Form 10-K, as well as other risks and uncertainties set forth from time to time in the reports we file with the SEC. Consequently, forward-looking statements should not be regarded as representations or warranties by us that such matters will be realized.

For further questions, contact Investor Relations at (312) 997-8610 or investorrelations@united.com